UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.       )

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☐	Definitive Proxy Statement
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International Business Machines Corporation

(Name of Registrant as Specified In Its Charter)

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Your Vote Counts! INTERNATIONAL BUSINESS MACHINES CORPORATION 1 NEW ORCHARD RD, MD 325 ARMONK, NY 10504 INTERNATIONAL BUSINESS MACHINES CORPORATION You invested in INTERNATIONAL BUSINESS MACHINES CORPORATION and it’s time to vote! You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the availability of proxy materials for the stockholder meeting to be held on April 30, 2024. Vote Virtually at the Meeting* April 30, 2024 1:00 p.m. Eastern Time Virtually at: www.virtualshareholdermeeting.com/IBM2024 *Please check the meeting materials for any special requirements for meeting attendance. Smartphone users Point your camera here and vote without entering a control number For complete information and to vote, visit www.ProxyVote.com Control # V28929-P04943 Get informed before you vote View the Notice of Meeting, Proxy Statement and Annual Report online at www.ProxyVote.com OR you can receive a free paper or email copy of the material(s) by requesting prior to April 16, 2024. If you would like to request a copy of the material(s) for this and/or future stockholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy. 2024 Annual Meeting Vote by April 29, 2024 11:59 PM ET. For 401(k) Plan shares, vote by April 28, 2024 11:59 PM ET.

Vote at www.ProxyVote.com

THIS IS NOT A VOTABLE BALLOT

This is an overview of the proposals being presented at the upcoming stockholder meeting. Please follow the instructions on the reverse side to vote these important matters.

	Voting Items	Board Recommends
1.	Election of Directors for a Term of One Year	
	Nominees:	
1a.	Marianne C. Brown	For
1b.	Thomas Buberl	For
1c.	David N. Farr	For
1d.	Alex Gorsky	For
1e.	Michelle J. Howard	For
1f.	Arvind Krishna	For
1g.	Andrew N. Liveris	For
1h.	F. William McNabb III	For
1i.	Michael Miebach	For
1j.	Martha E. Pollack	For
1k.	Peter R. Voser	For
1l.	Frederick H. Waddell	For
1m.	Alfred W. Zollar	For
2.	Ratification of Appointment of Independent Registered Public Accounting Firm	For
3.	Advisory Vote on Executive Compensation	For
4.	Stockholder Proposal Requesting a Public Report on Lobbying Activities	Against
5.	Stockholder Proposal Requesting a Public Report on Congruency in China Business Operations and ESG Activities	Against
6.	Stockholder Proposal Requesting a Right to Act by Written Consent	Against
7.	Stockholder Proposal Requesting a Public Report on Climate Lobbying	Against
8.	Stockholder Proposal Requesting the Adoption of Greenhouse Gas Emissions Targets	Against

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V28930-P04943